1 Exhibit 99.1. Five9 to Acquire Level AI, Advancing AI-Powered CX Platform Expands AI Capabilities for Five9, Providing Customers More Choice in How They Adopt AI SAN RAMON, Calif. – November 5, 2026 – Five9, Inc. (NASDAQ: FIVN) (“Five9”), provider of the Genius CX Platform, today announced that it has entered into a definitive agreement to acquire Level AI, an AI-native platform for the entire customer journey. The acquisition will augment key capabilities for Five9 with Level AI’s native AI applications for CX that improve agent performance, automate more customer interactions across voice and digital channels, and turn customer conversations into insights the whole organization can use. “Our vision for the future of CX is one where AI and human agents work as a coordinated system, each making the other better. Level AI will advance this vision by expanding our AI capabilities, adding experienced AI-native builders to our team, and delivering additional AI solutions for research, analysis, and planning so human agents can focus on high-value and complex customer interactions,” said Amit Mathradas, Chief Executive Officer at Five9. “Level AI will also give us a new way to reach enterprises that want AI today but aren’t ready to move their contact center to the cloud. They can adopt proven AI on top of the platform they already use, and when they’re ready for more, we’ll be there. That’s Smarter CX with every interaction.” “We built Level AI so every customer conversation makes the next one better, for customers and for the people who serve them. Five9 shares that focus,” said Ashish Nagar, Founder and Chief Executive Officer of Level AI. “Joining Five9 brings our CX-native models and AI applications to thousands more contact centers around the world, while we continue to support the organizations that rely on Level AI today. Furthermore, I am excited to be part of the Five9 team that delivers this vision.” The acquisition will allow Five9 to offer Level AI’s AI applications in two ways. Enterprises not yet ready to move their on-premises contact centers to the cloud, and those already on other cloud platforms, can adopt them as standalone solutions without first buying Five9’s CCaaS platform. The applications will also be offered as part of the AI application layer within the broader Five9 Genius CX Platform. Level AI serves enterprise customers today, including Gusto, Chime, Empyrean, and VistaPrint, and handles more than one billion customer interactions annually. Level AI’s platform runs on Level AI Latitude, its own family of AI models built for customer conversations, which deliver lower costs and latencies than frontier models, and gives enterprises direct control over data privacy. Five9 and Level AI have worked together since 2022, with Level AI’s applications available through the Five9 CX Marketplace and integrated with the Five9 platform. Combined with the distribution channels and customer relationships of Five9, Level AI’s proven applications will be available to the more than 4,000 Five9 customers. The Five9 Board of Directors unanimously approved the agreement to acquire Level AI in a transaction that values Level AI at approximately $325 million, to be paid in cash from the Five9 balance sheet. The transaction is expected to close in 2026, subject to the satisfaction of certain closing conditions.

2 Third Quarter 2026 Earnings Announcement and Conference Call Details In a separate press release issued today, Five9 reported its third quarter 2026 financial results. Five9 will discuss its third quarter 2026 results and acquisition of Level AI today, November 5, 2026, via an audio-only Zoom webinar at 4:30 p.m. Eastern Time. To access the webinar, please register by clicking here. A live webcast and a replay will be available on the Investor Relations section of the Five9 website at https://investors.five9.com/. Advisors Centerview Partners LLC is serving as financial advisor and Sidley Austin LLP is serving as legal advisor to Five9. Joele Frank is serving as strategic communications advisor to Five9. About Five9 Five9 is the proven, open cloud platform for customer experience. Cloud-native since 2001 and built by voice experts for the agentic era, Five9 powers contact centers for more than 4,000 customers across 140+ countries, including leading health systems, financial institutions, and organizations across every major industry. The Five9 platform, powered by Genius AI, serves every channel and workflow, together with the governance, control, and ecosystem flexibility that even the most regulated enterprises demand. Practical AI that learns from every interaction, driving real outcomes for customers and the businesses that serve them. Smarter CX with every interaction. About Level AI Level AI builds AI for modern customer experience teams. Its platform brings AI agents, agent assist, quality management, Voice of the Customer, coaching, and AI Workers together on a single conversation intelligence layer, powered by Level AI Latitude, the company’s proprietary family of models built for customer conversations. The platform handles more than one billion customer interactions per year for customer-obsessed enterprise teams across retail, financial services, healthcare, and technology. Founded by former Amazon Alexa product leader, Ashish Nagar, and backed by Adams Street Partners, Battery Ventures, Eniac Ventures, and others. For more information, visit thelevel.ai. Five9 Media Contact: Tommy Morgan Director, Corporate Communications Press@five9.com Five9 Investor Contact: Tony Righetti SVP, Investor Relations IR@five9.com

3 Forward-Looking Statements This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Five9 has identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “will,” “might,” “should,” “expect,” “intend,” “plan,” “target,” “anticipate” and “continue,” the negative of these words, other terms of similar meaning or the use of future dates. Forward-looking statements in this press release include, but are not limited to, statements regarding Five9’s ability to consummate the acquisition of Level AI (the “Transaction”). Risks that may cause these forward-looking statements to be inaccurate include, among others: (i) Five9’s ability to close the Transaction, the expected time of closing or the expected benefits therefrom; (ii) uncertainties as to the effects of disruption from the acquisition of Level AI making it more difficult to maintain relationships with employees, licensees, customers, suppliers, other business partners or governmental entities; (iii) other business effects, including the effects of industry, economic or political conditions outside of Five9’s or Level AI’s control; (iv) transaction costs; (v) actual or contingent liabilities; (vi) uncertainties as to whether anticipated synergies or tax benefits will be realized; (vii) uncertainties as to whether Level AI’s business will be successfully integrated with Five9’s business; and (viii) the other risks detailed from time to time under the caption “Risk Factors” and elsewhere in Five9’s filings with the Securities and Exchange Commission, including, but not limited to, Five9’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Such forward-looking statements speak only as of the date hereof and readers should not unduly rely on such statements. Five9 undertakes no obligation to update the information contained herein, including in any forward-looking statements.